SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006

LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware (State or Other jurisdiction of Incorporation)	002-90139 (Commission File Number)	94-0905160 (I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement
Dollar Notes Indenture
General
On March 17, 2006, we completed our private placement offering of $350.0 million aggregate principal amount of our 8.875% Senior Notes due 2016 (the “Dollar Notes”) and entered into an indenture in connection with our issuance of the Dollar Notes (the “Dollar Notes Indenture”).
Pursuant to the Dollar Notes Indenture, Wilmington Trust Company will act as trustee, registrar and paying agent for the Dollar Notes. The Dollar Notes bear interest at 8.875%, payable on April 1 and October 1, commencing on October 1, 2006, and ending on the maturity date of April 1, 2016. We will issue the Dollar Notes only in fully registered form without coupons, in a minimum denomination of $10,000 and integral multiples of $1,000 thereafter.
The Dollar Notes are senior unsecured obligations and will rank equal in right of payment to our existing and future senior unsecured indebtedness. The Dollar Notes will be effectively subordinated to the liabilities of our subsidiaries and to all of our existing and future secured indebtedness to the extent of the assets securing that indebtedness.
Optional Redemption
At any time and from time to time prior to April 1, 2009, we may redeem, at our option, up to 35% of the original aggregate principal amount of the Dollar Notes (including additional notes issued, if any) at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, using the net cash proceeds from certain equity offerings. In addition, on or after April 1, 2011, we may redeem, at our option, all or a portion of the Dollar Notes at the prices set forth below (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage

2011	104.438%
2012	102.958%
2013	101.479%
2014 and thereafter	100.000%
In addition, the Dollar Notes may be redeemed, at our option, in whole or in part, at any time prior to April 1, 2011, at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole” premium.
Repurchase Offer upon a Change of Control
Upon the occurrence of a change in control (as defined in the Dollar Notes Indenture), each holder of Dollar Notes may require us to repurchase all or a portion of the Dollar Notes in cash at a price equal to 101% of the principal amount of Dollar Notes to be repurchased, plus accrued and unpaid interest, if any, to the date of purchase. However, our senior secured revolving credit facility, which remains in effect, limits our ability to repurchase the Dollar Notes prior to their maturity.
Other Covenants
The Dollar Notes Indenture contains covenants that limit, among other things, our and certain of our subsidiaries’ ability to (1) incur additional debt, (2) make certain restricted payments, (3) consummate specified asset sales, (4)

enter into transactions with affiliates, (5) incur liens, (6) impose restrictions on the ability of our subsidiaries to pay dividends or make payments to us and our restricted subsidiaries, (7) enter into sale and leaseback transactions, (8) merge or consolidate with another person, and (9) dispose of all or substantially all of our assets. The Dollar Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Dollar Notes Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Dollar Notes may declare all the Dollar Notes to be due and payable immediately.
The offering and sale of the Dollar Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Dollar Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.
* * * * *
The Dollar Notes Indenture is filed as an exhibit to this Current Report on Form 8-K. The description of the material terms of the Dollar Notes Indenture is qualified in their entirety by reference to such exhibit.
Issuance of Additional €100.0 million of Euro Notes due 2013
On March 17, 2006, we completed our private placement offering of an additional €100.0 million aggregate principal amount of Euro denominated 8.625% Senior Notes due 2013 (the “Euro Notes” and together with the Dollar Notes, the “Notes”). The Euro Notes have the same terms and are part of the same series as the €150.0 million aggregate principal amount of Euro denominated 8.625% Senior Notes due 2013 we issued on March 11, 2005.
* * * * *
See our Current Report on Form 8-K filed March 11, 2005 for a more detailed description of the terms of the Euro Notes and a copy of the indenture relating to the Euro Notes.
Registration Rights Agreements
In connection with the offering of the Notes, with respect to each series of Notes, we have agreed pursuant to a Registration Rights Agreement, dated as of March 17, 2006 (each, a “Registration Rights Agreement”), among us and Banc of America Securities LLC, Citigroup Global Markets Inc., Banc of America Securities Limited and Citigroup Global Markets Limited, as representatives of the initial purchasers named therein, to use our reasonable best efforts to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. In addition, we have agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the Notes. If we fail to satisfy these obligations and our other obligations as set forth in the Registration Rights Agreements, we will be required to pay additional interest to the holders of the Notes.
     The initial purchasers and their affiliates have performed certain investment banking and advisory services and general banking and financing services for us from time to time for which they have received customary fees and expenses. Bank of America, N.A., an affiliate of Banc of America Securities LLC and Banc of America Securities Limited, is an agent and a lender under our senior secured revolving credit facility and our senior secured term loan, and affiliates of certain of the other initial purchasers may be lenders under our senior secured revolving credit facility and/or our senior secured term loan. As discussed in Item 2.03 below, the net proceeds from the offering of the Notes were used to repay amounts outstanding under our senior secured term loan, including amounts owed to Bank of America, N.A. The initial purchasers and their affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business for which they have received, or will receive, customary fees or expenses.
* * * * *

Each of the Registration Rights Agreements are filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Registration Rights Agreements are qualified in their entirety by reference to such exhibits.
ITEM 1.02     Termination of a Material Definitive Agreement
Prepayment of Senior Secured Term Loan
On March 17, 2006, we used all of our net proceeds from the offering of the Notes, plus cash on hand, to prepay (including accrued and unpaid interest and related prepayment premiums) our Credit Agreement (which we refer to as the senior secured term loan) dated as of September 29, 2003, as amended by Amendment No. 1 to the Credit Agreement, dated as of August 30, 2004, among Levi Strauss & Co., the lenders defined therein, and Bank of America, N.A. as administrative agent.
Of the $513.1 million we used to prepay our term loan, approximately $488.8 represented unpaid principal, approximately $7.5 million represented accrued and unpaid interest, and approximately $16.9 million represented prepayment premiums. A portion of the senior secured term loan was subject to a fixed rate of interest of 10.0% per annum and the remainder was subject to floating rates of interest of 6.875% over the eurodollar rate or 5.875% over the base rate. While the scheduled maturity of our senior secured term loan was September 29, 2009, under certain circumstances it matured on August 1, 2006. For a more detailed description of the senior secured term loan, see Note 7 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 27, 2005, which we filed on February 14, 2006.
Prepayment of the senior secured term loan resulted in release of the security interests in the collateral securing the senior secured term loan, including a lien on our trademarks and copyrights and a second-priority lien on the assets securing our senior secured revolving credit facility.
In 1996, we issued $450.0 million in aggregate principal amount of 7.00% senior unsecured notes due 2006 (the ‘‘2006 Notes’’). In January 2005, pursuant to a tender offer, we repurchased $372.1 million in aggregate principal amount of these notes. Our senior secured revolving credit facility contains a covenant that required us, as a condition to prepaying the senior secured term loan, to fully repay, redeem, repurchase, or defease the remaining $77.9 million aggregate principal amount of our 2006 Notes. Alternatively, we could have satisfied this covenant by reserving cash or availability under the revolving credit facility sufficient to repay the 2006 Notes so long as we still had at least $150.0 million of borrowing availability under the revolving credit facility. On March 16, 2006, we complied with this covenant as a condition to prepaying the senior secured term loan by reserving borrowing availability of $77.9 million in accordance with the requirements of the senior secured revolving credit facility.
Bank of America, N.A. and its affiliates have performed certain investment banking and advisory services and general banking and financing services for us from time to time for which they have received customary fees and expenses. Bank of America, N.A. is an agent and a lender under our senior secured revolving credit facility and its affiliates, Banc of America Securities LLC and Banc of America Securities Limited, are the initial purchasers in connection with our offering of the Notes. Bank of America, N.A. and its affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business for which they have received, or will receive, customary fees or expenses.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 is incorporated herein by reference.

ITEM 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of March 17, 2006, between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the 8.875% Senior Notes due 2016.

4.2	Registration Rights Agreement, dated as of March 17, 2006, between Levi
Strauss & Co. and Banc of America Securities LLC, Citigroup Global
Markets Inc., Banc of America Securities Limited and Citigroup Global
Markets Limited, as representatives of the initial purchasers, in relation to the $350.0 million of 8.875% Senior Notes due 2016.

4.3	Registration Rights Agreement, dated as of March 11, 2005, between Levi
Strauss & Co. and Banc of America Securities LLC, Citigroup Global
Markets Inc., Banc of America Securities Limited and Citigroup Global
Markets Limited, as representatives of the initial purchasers, in relation to the €100.0 million of Euro denominated 8.625% Senior Notes due 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
By:	/s/ Heidi L. Manes
	Name:	Heidi L. Manes
	Title:	Vice President, Controller

     Date: March 17, 2006

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of March 17, 2006, between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the 8.875% Senior Notes due 2016.

4.2	Registration Rights Agreement, dated as of March 17, 2006,
between Levi Strauss & Co. and Banc of America Securities LLC,
Citigroup Global Markets Inc., Banc of America Securities
Limited and Citigroup Global Markets Limited, as
representatives of the initial purchasers, in relation to the
$350.0 million of 8.875% Senior Notes due 2016.

4.3	Registration Rights Agreement, dated as of March 11, 2005,
between Levi Strauss & Co. and Banc of America Securities LLC,
Citigroup Global Markets Inc., Banc of America Securities
Limited and Citigroup Global Markets Limited, as
representatives of the initial purchasers, in relation to the
€100.0 million of Euro denominated 8.625% Senior Notes due
2013.